Exhibit 99.1

Joint Filer Information

FORM 3

Date of Event Requiring Statement:	July 25, 2012

Issuer Name and Ticker or Trading Symbol:	E2open, Inc. (EOPN)

Designated Filer:	Seagate Technology LLC

Other Joint Filers:	Seagate Technology PLC

Seagate Technology

Seagate Technology HDD Holdings

Seagate HDD Cayman

Seagate Technology (US) Holdings, Inc.

Addresses:	The address of each of the Reporting Persons is c/o Seagate Technology PLC, 10200 S. De Anza Boulevard, Cupertino, CA 95014.

Signatures

Date: July 25, 2012

SEAGATE TECHNOLOGY LLC

By:	/s/ David H. Morton, Jr.

Name: David H. Morton, Jr.

Title: Treasurer

SEAGATE TECHNOLOGY PLC

By:	/s/ David H. Morton, Jr.

Name: David H. Morton, Jr.

Title: Treasurer

SEAGATE TECHNOLOGY

By:	/s/ David H. Morton, Jr.

Name: David H. Morton, Jr.

Title: Treasurer

SEAGATE TECHNOLOGY HDD HOLDINGS

By:	/s/ David H. Morton, Jr.

Name: David H. Morton, Jr.

Title: Treasurer

SEAGATE HDD CAYMAN

By:	/s/ David H. Morton, Jr.

Name: David H. Morton, Jr.

Title: Treasurer

SEAGATE TECHNOLOGY (US) HOLDINGS, INC.

By:	/s/ David H. Morton, Jr.

Name: David H. Morton, Jr.

Title: Treasurer